                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 AMENDMENT NO. 1
                              TO CURRENT REPORT ON
                                    FORM 8-K

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: APRIL 9, 1998



                                UTI ENERGY CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                  001-12542               23-2037823
----------------------------   ---------------------    -------------------
(State or other jurisdiction   (Commission File No.)     (I.R.S. Employer
      of incorporation)                                 Identification No.)



             SUITE 225N
     16800 GREENSPOINT PARK
           HOUSTON, TEXAS                                77060
----------------------------------------               ----------
(Address of principal executive offices)               (Zip Code)



(Registrant's telephone number, including area code)      (281) 873-4111
                                                    ----------------------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On April 9, 1998, UTI Energy Corp., a Delaware corporation (the "Company"), effected the acquisition of Peterson Drilling Company, a Texas corporation ("PDC"), through a merger (the "Merger") of a wholly owned subsidiary of the Company with and into PDC. The Merger was effected pursuant to an Agreement and Plan of Merger, dated April 9, 1998, between the Company, PDC Acquisition Company, a Texas corporation, PDC and the shareholders of PDC signatory thereto. The Company acquired PDC for a total purchase price of $20.4 million determined through arms-length negotiations between the parties. PDC's assets include eight land drilling rigs, as well as related drilling equipment, office facilities in Midland, Texas and approximately $4.0 million in net working capital. The Company intends to continue to operate the business of PDC and integrate PDC's operations with the Company's existing contract drilling operations.

         In connection with the Company's acquisition of PDC, the Company retained Ray Peterson, President of PDC, and Leroy Peterson, Vice President of PDC, as employees to the Company. The Company executed Employment Agreements with both Ray Peterson and Leroy Peterson.

         The acquisition was funded with the Company's existing cash.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)  Financial Statements of Business Acquired

              The following financial statements of Peterson Drilling Company are included in Appendix A and Appendix B hereto and filed herewith:

                     Peterson Drilling Company Financial Statements.
                          Balance Sheet at December 31, 1997.
                          Statement of Income for the year ended December 31,
                            1997.
                          Statement of Cash Flows for the year ended December
                            31, 1997.

                     Peterson Drilling Company Financial Statements (Unaudited).
                          Condensed Balance Sheets as of March 31, 1998 and
                            December 31, 1997.
                          Condensed Statements of Income for the three months
                            ended March 31, 1998 and 1997.
                          Condensed Statements of Cash Flows for the three
                            months ended March 31, 1998 and 1997.

         (b)  Pro Forma Financial Information

              The following pro forma financial information is included in Appendix C hereto and filed herewith:

                     Pro Forma Condensed Consolidated Balance Sheet at March 31,
                       1998 (Unaudited).

                     Pro Forma Condensed Consolidated Statement of Income for
                       the three months ended March 31, 1998 (Unaudited).

                     Pro Forma Condensed Consolidated Statement of Income for
                       the year ended December 31, 1997 (Unaudited).

         (c)  Exhibits

          *    2.1    Agreement and Plan of Merger dated April 9, 1997 (the
                      "Merger Agreement"), between UTI Energy Corp., PDC
                      Acquisition Company, Peterson Drilling Company ("PDC") and the shareholders of PDC signatory thereto. Pursuant to
                      Item 601(b)(2) of Regulation S-K, schedules and similar attachments to the Merger Agreement have not been filed with this exhibit. The Disclosure Schedule contains information relating to the representations and warranties contained in Article IV of the Merger Agreement. The
                      Company agrees to furnish supplementally any omitted schedule to the Securities and Exchange Commission upon request.

          *   10.1    Employment Agreement dated April 9, 1998, by and between
                      UTI Energy Corp. and Ray Peterson.

          *   10.2    Employment Agreement dated April 9, 1998, by and between
                      UTI Energy Corp. and Leroy Peterson.

              23.1    Consent of Ernst & Young LLP

                 * Previously filed with the Company's Current Report on Form 8-K dated April 9, 1998.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   UTI ENERGY CORP.
                                                     (REGISTRANT)



Date: June 19, 1998                    /s/ P. Blake Dupuis
                                       -----------------------------------------
                                       Chief Financial Officer and
                                       Chief Accounting Officer



                                       Signing on behalf of the registrant
                                       and as principal financial officer

                                   APPENDIX A

                          AUDITED FINANCIAL STATEMENTS

                                       OF

                                BUSINESS ACQUIRED

                            PETERSON DRILLING COMPANY

                              FINANCIAL STATEMENTS


                                    CONTENTS


REPORT OF INDEPENDENT AUDITORS.............................................  A-1

AUDITED FINANCIAL STATEMENTS

         Balance Sheet as of December 31, 1997.............................  A-2

         Statement of Income for the year ended December 31, 1997..........  A-3

         Statement of Cash Flows for the year ended December 31, 1997......  A-4

         Notes to Financial Statements.....................................  A-5

                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors and Shareholders
Peterson Drilling Company

We have audited the accompanying balance sheet of Peterson Drilling Company (the "Company") as of December 31, 1997, and the related statements of income and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimated made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Peterson Drilling Company at December 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



                                       /s/ Ernst & Young LLP


Houston, Texas
May 29, 1998

                            PETERSON DRILLING COMPANY
                                  BALANCE SHEET
                                DECEMBER 31, 1997
                        (In thousands, except share data)


                                     ASSETS
CURRENT ASSETS:
     Cash ..........................................................   $      2
     Accounts receivable ...........................................      5,602
     Prepaid expenses ..............................................         14
                                                                       --------
                                                                          5,618

PROPERTY AND EQUIPMENT:
     Machinery and equipment .......................................     12,993
     Accumulated depreciation ......................................     (9,195)
                                                                       --------
                                                                          3,798
                                                                       --------

                                                                       $  9,416
                                                                       ========


                      LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Line of credit ................................................   $    120
     Notes payable .................................................        175
     Accounts payable ..............................................      1,125
     Accrued payroll costs .........................................        172
     Accrued income taxes ..........................................        180
     Other accrued expenses ........................................        470
                                                                       --------
                                                                          2,242

DEFERRED INCOME TAXES ..............................................      1,076

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
     Common Stock, $1 par value, 1,000,000 shares authorized,
        623,815 shares issued and outstanding ......................        624
     Additional capital ............................................      2,847
     Retained earnings .............................................      2,627
                                                                       --------
                                                                          6,098
                                                                       --------

                                                                       $  9,416
                                                                       ========


See accompanying notes.

                            PETERSON DRILLING COMPANY
                               STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1997
                                 (In thousands)


REVENUES ............................................................   $ 20,672

COSTS AND EXPENSES:
     Cost of sales ..................................................     14,311
     Selling, general and administrative ............................        545
     Depreciation ...................................................        462
                                                                        --------
                                                                          15,318
                                                                        --------

OPERATING INCOME ....................................................      5,354

INTEREST EXPENSE ....................................................         44
                                                                        --------

INCOME BEFORE INCOME TAXES ..........................................      5,310

INCOME TAXES ........................................................      2,047
                                                                        --------

NET INCOME ..........................................................   $  3,263
                                                                        ========


See accompanying notes.

                            PETERSON DRILLING COMPANY
                             STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997
                                 (In thousands)


CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income ....................................................   $  3,263
       Adjustments to reconcile net income to net
       cash provided by operating activities:
         Depreciation ..............................................        462
         Deferred income taxes .....................................        105
         Change in operating assets and liabilities:
           Accounts receivable and prepaids ........................     (3,146)
           Accounts payable and other ..............................        191
                                                                       --------
              Net cash provided by operating activities ............        875

CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures ..........................................     (1,119)
                                                                       --------
              Net cash used by investing activities ................     (1,119)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net borrowings under line of credit ...........................        120
     Repayments of long-term debt ..................................       (200)
                                                                       --------
              Net cash used by financing activities ................        (80)
                                                                       --------

NET DECREASE IN CASH ...............................................       (324)

CASH AT BEGINNING OF YEAR ..........................................        326
                                                                       --------

CASH AT END OF YEAR ................................................   $      2
                                                                       ========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

     CASH PAID DURING THE YEAR FOR:
       Interest ....................................................   $     44
       Income taxes ................................................   $  1,722


See accompanying notes.

                            PETERSON DRILLING COMPANY

                          NOTES TO FINANCIAL STATEMENTS



 1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       Nature of Business

       Peterson Drilling Company (the "Company") provides onshore contract drilling services to exploration and production companies. The Company's drilling operations currently are concentrated in the oil and natural gas producing basins of New Mexico. The Company's rig fleet currently consists of eight land drilling rigs that are well suited to the requirements of its markets.

       Use of Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

       Property and Equipment

       Property and equipment is stated at cost. Improvements are capitalized and depreciated over the period of benefit. The Company periodically reviews its assets for impairment. Provisions for permanent asset impairment are charged to income when indicators of impairment are present, and when it is considered probable that the carrying values of producing asset groups may not be recovered over their remaining service lives, based on estimates of future net cash flows on an undiscounted basis. Upon retirement or other disposal of fixed assets, the cost and related accumulated depreciation are removed from the respective accounts, and any gains or losses are included in results of operations. Depreciation is determined by the straight-line method over the estimated useful lives of the related assets which range from 3-15 years.

       Revenue Recognition

       Revenues are recognized when services have been performed. Revenues from footage drilling contracts are recognized using the percentage of completion method of accounting. Losses, if any, are provided for in the period in which the loss is determined.

       Income Taxes

       The Company utilizes the liability method in accounting for income taxes that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns.

                            PETERSON DRILLING COMPANY

                          NOTES TO FINANCIAL STATEMENTS


2.     LINE OF CREDIT

       The Company maintains a $1.0 million revolving credit agreement with a bank which bears interest at the bank's prime rate (8.5% at December 31, 1997). The revolving credit agreement, which is to be used for working capital and general corporate purposes, is secured by the pledge of the Company's accounts receivable and drilling rigs. This facility was terminated subsequent to year end. Maximum borrowings under this facility in 1997 were $705,000.


3.     NOTES PAYABLE

       The Company's notes payable at December 31, 1997 consisted of the following (in thousands):


         Promissory note, bank, dated June 21,
          1996, at the lower of the bank's prime
          rate or the highest lawful rate (8.5% at
          December 31, 1997), due in quarterly
          installments of $25,000 through June
          1999, paid in full in March 1998......................        $    150

         Promissory note, bank, dated April 10,
          1995, at the lower of the bank's prime
          rate or the highest lawful rate (8.5% at
          December 31, 1997), due in quarterly
          installments of $25,000 through March
          1998..................................................              25
                                                                        --------

                                                                        $    175
                                                                        ========


4.     LEASES

       Future minimum payments under noncancellable operating leases with initial or remaining terms of one year or more totaled approximately $14,000 at December 31, 1997. Rental expense for all operating leases in 1997 was approximately $14,200.

                            PETERSON DRILLING COMPANY

                          NOTES TO FINANCIAL STATEMENTS


5.     INCOME TAXES

       The components of the provision for income taxes are as follows (in thousands):


                      Current:
                           Federal....................................  $  1,615
                           State......................................       327
                                                                        --------
                                                                           1,942
                      Deferred:
                           Federal....................................        88
                           State......................................        17
                                                                        --------
                                                                             105
                                                                        --------

                                                                        $  2,047
                                                                        ========


       Deferred income taxes are provided for temporary differences resulting from certain income and expenses recognized in different periods for tax and financial reporting purposes. Sources of temporary differences primarily relate to depreciation.

       The difference between tax expense computed at the federal income tax rate of 34% and the effective tax rate of 39% reflected in the financial statements is primarily due to state income taxes.


6.     CONTINGENCIES

       The Company is involved in various claims arising in the ordinary course of business. In the opinion of management, these claims are not expected to have a material adverse effect on the Company's financial position.


7.     RELATED PARTY TRANSACTIONS

       The Company had notes receivable from officers of $27,735 at December 31, 1997 which are included in accounts receivable and bear interest at 10%. These notes were collected in May 1998.

                            PETERSON DRILLING COMPANY

                          NOTES TO FINANCIAL STATEMENTS


8.     FINANCIAL INSTRUMENTS

       Concentrations of credit risk

       Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable.

       The Company maintains cash balances with various financial institutions. The Company policy is designed to limit exposure to any one institution. The Company performs periodic evaluations of the relative credit standing of those financial institutions that are considered in the Company's investment strategy to ensure high credit quality.

       In 1997, the Company had three major customers which accounted for approximately 30%, 14% and 11% of revenues, respectively. The Company performs ongoing credit evaluations of its customers and generally does not require material collateral. The Company provides allowances for potential credit losses when necessary.

       Cash, accounts receivable and accounts payable: The carrying amounts reported in the balance sheets approximate fair value.

       Line of credit and long-term debt: The carrying amounts included in the balance sheet of the Company's borrowings under its revolving bank credit arrangement and promissory notes approximate their fair value.


9.     SUBSEQUENT EVENT

       On April 9, 1998, the Company was acquired by UTI Energy Corp. ("UTI"), for a total purchase price of $20.4 million. UTI intends to continue to operate the business of the Company and integrate the Company's operations with UTI's existing contract drilling operations.


10.    YEAR 2000 (UNAUDITED)

       In connection with the acquisition of the Company by UTI, the Company will migrate its information systems with those systems utilized by UTI in 1998. UTI's management does not anticipate that they will incur material operating expenses or be required to invest heavily in information system improvements to be year 2000 compliant.

                                   APPENDIX B

                         UNAUDITED FINANCIAL STATEMENTS

                                       OF

                                BUSINESS ACQUIRED

                            PETERSON DRILLING COMPANY

                         CONDENSED FINANCIAL STATEMENTS


                                    CONTENTS


UNAUDITED CONDENSED FINANCIAL STATEMENTS

         Condensed Balance Sheets as of March 31, 1998 and
           December 31, 1997...............................................  B-1

         Condensed Statements of Income for the three months ended
           March 31, 1998 and 1997.........................................  B-2

         Condensed Statements of Cash Flows for the three months
           ended March 31, 1998 and 1997...................................  B-3

         Notes to Condensed Financial Statements...........................  B-4

                            PETERSON DRILLING COMPANY
                      CONDENSED BALANCE SHEETS (UNAUDITED)


                                                                      March 31,     December 31,
                                                                        1998            1997
                                                                    ------------    ------------
                                                                           (in thousands)
                                     ASSETS
CURRENT ASSETS:
     Cash .......................................................   $      3,949    $          2
     Accounts receivable ........................................          3,139           5,602
     Prepaid expenses ...........................................              6              14
                                                                    ------------    ------------
                                                                           7,094           5,618

PROPERTY AND EQUIPMENT:
     Machinery and equipment ....................................         13,049          12,993
     Accumulated depreciation ...................................         (9,320)         (9,195)
                                                                    ------------    ------------
                                                                           3,729           3,798
                                                                    ------------    ------------

                                                                    $     10,823    $      9,416
                                                                    ============    ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
     Line of credit .............................................   $         --    $        120
     Notes payable ..............................................             --             175
     Accounts payable ...........................................          1,149           1,125
     Accrued payroll costs ......................................            226             172
     Accrued income taxes .......................................            754             180
     Other accrued expenses .....................................            410             470
                                                                    ------------    ------------
                                                                           2,539           2,242

DEFERRED INCOME TAXES ...........................................          1,018           1,076

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
     Common Stock,  $1 par value, 1,000,000 shares authorized,
        623,815 shares issued and outstanding ...................            624             624
     Additional capital .........................................          2,847           2,847
     Retained earnings ..........................................          3,795           2,627
                                                                    ------------    ------------
                                                                           7,266           6,098
                                                                    ------------    ------------

                                                                    $     10,823    $      9,416
                                                                    ============    ============

                            PETERSON DRILLING COMPANY
                   CONDENSED STATEMENTS OF INCOME (UNAUDITED)


                                                    Three Months Ended March 31,
                                                    ---------------------------
                                                        1998           1997
                                                    ------------   ------------
                                                         (in thousands)
REVENUES ........................................   $      5,592   $      4,349

COSTS AND EXPENSES:
     Cost of sales ..............................          3,525          3,410
     Selling, general and administrative ........            116            139
     Depreciation ...............................            124            108
                                                    ------------   ------------
                                                           3,765          3,657
                                                    ------------   ------------

OPERATING INCOME ................................          1,827            692

OTHER INCOME (EXPENSE):
     Interest income ............................             36             --
     Interest expense ...........................             --            (21)
                                                    ------------   ------------

INCOME BEFORE INCOME TAXES ......................          1,863            671

INCOME TAXES ....................................            695            255
                                                    ------------   ------------

NET INCOME ......................................   $      1,168   $        416
                                                    ============   ============

                            PETERSON DRILLING COMPANY
                 CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)


                                                               Three Months Ended March 31,
                                                               ----------------------------
                                                                   1998            1997
                                                               ------------    ------------
                                                                      (in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income ............................................   $      1,168    $        416
     Adjustments to reconcile net income to net
       cash provided by operating activities:
         Depreciation ......................................            124             108
         Deferred income taxes .............................            (58)            (54)
         Change in operating assets and liabilities:
            Accounts receivable and prepaids ..............           2,471            (585)
            Accounts payable and accruals ..................            592             432
                                                               ------------    ------------
              Net cash provided by operating activities ....          4,297             317

CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures ..................................            (55)           (395)
                                                               ------------    ------------
              Net cash used by investing activities ........            (55)           (395)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net repayment under line of credit ....................           (120)             --
     Repayments of long-term debt ..........................           (175)            (50)
                                                               ------------    ------------
              Net cash used by financing activities ........           (295)            (50)
                                                               ------------    ------------

NET INCREASE (DECREASE) IN CASH ............................          3,947            (128)

CASH AT BEGINNING OF PERIOD ................................              2             326
                                                               ------------    ------------

CASH AT END OF PERIOD ......................................   $      3,949    $        198
                                                               ============    ============

                            PETERSON DRILLING COMPANY

               NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)


1.       INTERIM FINANCIAL STATEMENTS

         The accompanying unaudited condensed financial statements at March 31, 1998 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the financial position and operating results for the interim periods have been included. The results of operations for the three months ended March 31, 1998 are not necessarily indicative of the results for the entire year ended December 31, 1998. For further information, refer to the Company's 1997 audited financial statements.


2.       CONTINGENCIES

         The Company is involved in various claims arising in the ordinary course of business. In the opinion of management, these claims are not expected to have a material adverse effect on the Company's financial position.


3.       SUBSEQUENT EVENT

         On April 9, 1998, the Company was acquired by UTI Energy Corp. ("UTI"), for a total purchase price of $20.4 million. UTI intends to continue to operate the business of the Company and integrate the Company's operations with UTI's existing contract drilling operations.

                                   APPENDIX C

                         PRO FORMA FINANCIAL INFORMATION

                                UTI ENERGY CORP.
                         Pro Forma Financial Information
                    Acquisition of Peterson Drilling Company
 Acquisition of Contract Drilling Operations of Southland Drilling Company, Ltd.
     Acquisition of Contract Drilling Assets of Quarles Drilling Corporation


Peterson

         On April 9, 1998, UTI Energy Corp., (the "Company"), effected the acquisition of Peterson Drilling Company, ("Peterson"). The Merger was effected pursuant to an Agreement and Plan of Merger, dated April 9, 1998. The Company acquired Peterson for a total purchase price of $20.4 million determined through arms-length negotiations between the parties. Peterson's assets include eight land drilling rigs, as well as related drilling equipment, office facilities in Midland, Texas, and approximately $4.0 million in net working capital. The Company intends to continue to operate the business of Peterson and integrate Peterson's operations with the Company's existing contract drilling operations.

         In connection with the Company's acquisition of Peterson, the Company retained Ray Peterson, President of Peterson, and Leroy Peterson, Vice President of Peterson, as employees to the Company. The Company executed employment agreements with both Ray Peterson and Leroy Peterson.

         The acquisition was funded with the Company's existing cash.

Southland

         On April 11, 1997, the Company acquired the land drilling operations of Southland Drilling Company Ltd. ("Southland") for approximately $27.1 million in cash and a five-year warrant to purchase 300,000 shares of the Company's Common Stock, at an exercise price of $16.00 per share (the "Southland Acquisition"). The acquired assets included eight land drilling rigs and other equipment used in Southland's contract drilling business. The Company also assumed certain drilling contracts of Southland. The Southland Acquisition further expanded the Company's operations in the active oil and gas producing areas in South Texas and the Gulf Coast.

Quarles

         On January 27, 1997, pursuant to the terms and conditions of an Asset Purchase Agreement dated as of December 31, 1996 (the "Asset Purchase Agreement"), by and between the Company, and Quarles Drilling Corporation, ("Quarles"), the Company purchased the contract drilling assets (the "Quarles Assets") of Quarles for a total purchase price of $16.2 million consisting of $8.1 million in cash and 733,779 shares of Common Stock. The Quarles Assets, which were utilized in Quarles' contract drilling business, consisted of nine land drilling rigs and various other equipment.

         In connection with the Company's acquisition of the Quarles Assets, the Company retained Don Quarles, President of Quarles, as a consultant to the Company.

                                UTI ENERGY CORP.
                         Pro Forma Financial Information
                    Acquisition of Peterson Drilling Company
 Acquisition of Contract Drilling Operations of Southland Drilling Company, Ltd
     Acquisition of Contract Drilling Assets of Quarles Drilling Corporation


JSM

         On September 11, 1997, the Company acquired all of the capital stock of J.S.M. & Associates, Inc. ("JSM") for 618,748 shares of Common Stock and $2.6 million in cash. JSM's assets at the time of acquisition included seven land drilling rigs, an office and warehouse in Odessa, Texas and approximately $950,000 in net working capital. The acquisition was accounted for using the purchase method of accounting, and JSM's operating results since September 11, 1997, have been consolidated with the operating results of the Company. Pro forma results for JSM have not been provided as the acquisition was not a significant acquisition as defined in Rule 3-05 of Regulation S-X of the Securities Act.


         The unaudited pro forma condensed consolidated balance sheet as of March 31, 1998 assumes that the acquisition of Peterson occurred on March 31, 1998. The unaudited pro forma condensed consolidated statements of income assume that the acquisitions of Peterson, Southland and Quarles occurred on January 1, 1997.

         The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements of UTI included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and the historical financial statements of Peterson included elsewhere herein.

         The acquisitions were accounted for by the Company under the purchase method of accounting, and the assets and liabilities have been recorded at their estimated fair market values at the dates of the acquisitions. The pro forma adjustments to give effect to the Peterson, Southland and Quarles acquisitions reflect the Company's preliminary determination of these adjustments based upon available information. There can be no assurance that the actual adjustments will not vary significantly from the estimated adjustments reflected in the unaudited pro forma condensed consolidated financial information.

         The unaudited pro forma condensed consolidated financial information does not purport to be indicative of the financial position or results of operations that would actually have occurred if the Peterson, Southland and Quarles acquisitions had occurred as presented in such statements or that may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to general economic conditions, oil and gas commodity prices, the demand and prices for contract drilling services, the Company's ability to successfully integrate the operations of Peterson, Southland and Quarles with its current business and several other factors, many of which are beyond the Company's control.

                                UTI ENERGY CORP.
           Pro Forma Condensed Consolidated Balance Sheet (Unaudited)
                                 March 31, 1998
                                 (in thousands)


                                                                                          Acquisition
                                                          Historical    Historical        Adjustments
                                                             UTI         Peterson       Amount     Notes    Pro Forma
                                                          ----------    ----------    ----------   -----    ---------
                         ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                            $   43,913    $    3,949    $  (21,900)   (A)     $  25,962
     Accounts receivable, net                                 30,813         3,139            --               33,952
     Materials and supplies                                    1,517            --            --                1,517
     Prepaid expenses                                          1,282             6            --                1,288
                                                          ----------    ----------    ----------            ---------
                                                              77,525         7,094       (21,900)              62,719

PROPERTY AND EQUIPMENT:
     Property and equipment                                  137,522        13,049         7,070    (B)       157,641
     Accumulated depreciation and amortization               (34,779)       (9,320)        9,320    (B)       (34,779)
                                                          ----------    ----------    ----------            ---------
                                                             102,743         3,729        16,390              122,862

GOODWILL, net                                                 17,450            --         3,219    (B)        20,669
OTHER ASSETS                                                     166            --         1,500    (C)         1,666
                                                          ----------    ----------    ----------            ---------

                                                          $  197,884    $   10,823    $     (791)           $ 207,916
                                                          ==========    ==========    ==========            =========

        LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current portion of long-term debt                    $       33    $       --    $       --            $      33
     Accounts payable                                         11,895         1,149            --               13,044
     Accrued payroll costs                                     3,615           226            --                3,841
     Accrued income taxes                                      1,552           754            --                2,306
     Other accrued expenses                                    2,558           410            75    (D)         3,043
                                                          ----------    ----------    ----------            ---------
                                                              19,653         2,539            75               22,267

LONG-TERM DEBT, less current portion                          23,575            --            --               23,575
DEFERRED INCOME TAXES                                         14,846         1,018         6,400    (E)        22,264
OTHER LIABILITIES                                                348            --            --                  348

SHAREHOLDERS' EQUITY:
     Common stock                                                 16           624          (624)   (F)            16
     Additional capital                                      126,909         2,847        (2,847)   (F)       126,909
     Retained earnings                                        20,988         3,795        (3,795)   (F)        20,988
     Restricted stock plan unearned compensation                 (34)           --            --                  (34)
     Treasury stock                                           (8,417)           --            --               (8,417)
                                                          ----------    ----------    ----------            ---------
                                                             139,462         7,266        (7,266)             139,462
                                                          ----------    ----------    ----------            ---------

                                                          $  197,884    $   10,823    $    (791)            $ 207,916
                                                          ==========    ==========    ==========            =========


See accompanying notes.

                                UTI ENERGY CORP.
        Pro Forma Condensed Consolidated Statement of Income (Unaudited)
                        Three Months Ended March 31, 1998
                        (in thousands, except share data)


                                                                                          Acquisition
                                                          Historical    Historical        Adjustments
                                                             UTI         Peterson       Amount     Notes    Pro Forma
                                                          ----------    ----------    ----------   -----    ---------
REVENUES                                                  $   48,317    $    5,592    $       --            $  53,909

COSTS AND EXPENSES:
     Cost of sales                                            34,953         3,525            --               38,478
     Selling, general and administrative                       3,594           116            --                3,710
     Depreciation and amortization                             3,801           124           477    (A)         4,402
                                                          ----------    ----------    ----------            ---------
                                                              42,348         3,765           477               46,590
                                                          ----------    ----------    ----------            ---------

OPERATING INCOME                                               5,969         1,827          (477)               7,319

OTHER INCOME (EXPENSE):
     Interest expense                                           (879)           --            --                 (879)
     Interest income                                             647            36          (275)   (B)           408
     Other                                                       103            --            --                  103
                                                          ----------    ----------    ----------            ---------
                                                                (129)           36          (275)                (368)
                                                          ----------    ----------    ----------            ---------

INCOME BEFORE INCOME TAXES                                     5,840         1,863          (752)               6,951

INCOME TAXES                                                   2,293           695          (248)   (C)         2,740
                                                          ----------    ----------    ----------            ---------

NET INCOME                                                $    3,547    $    1,168    $     (504)           $   4,211
                                                          ==========    ==========    ==========            =========


EARNINGS PER SHARE:
     Basic                                                $     0.22                                        $    0.26
                                                          ==========                                        =========

     Diluted                                              $     0.21                                        $    0.24
                                                          ==========                                        =========

AVERAGE SHARES OUTSTANDING:
     Basic                                                16,150,546                                       16,150,546
     Diluted                                              17,256,436                                       17,256,436


See accompanying notes.

                                UTI ENERGY CORP.
        Pro Forma Condensed Consolidated Statement of Income (Unaudited)
                          Year Ended December 31, 1997
                        (in thousands, except share data)


                                                                                                   Acquisition
                                           Historical      (1)         (2)       Historical        Adjustments
                                              UTI        Quarles    Southland     Peterson       Amount     Notes    Pro Forma
                                           ----------    -------    ---------    ----------    ----------   -----    ---------
REVENUES                                   $  182,437    $ 3,407    $   7,347    $   20,672    $       --            $   213,863

COSTS AND EXPENSES:
     Cost of sales                            136,356      4,081        5,611        14,311           (90)   (A)         160,269
     Selling, general and administrative       11,777         --          294           545            90    (A)          12,706
     Depreciation and amortization             11,075         66           --           462         2,634    (B)          14,237
                                           ----------    -------    ---------    ----------    ----------            -----------
                                              159,208      4,147        5,905        15,318         2,634                187,212
                                           ----------    -------    ---------    ----------    ----------            -----------

OPERATING INCOME (LOSS)                        23,229       (740)       1,442         5,354        (2,634)                26,651

OTHER INCOME (EXPENSE):
     Interest expense                          (4,330)        --           --           (44)       (2,425)   (C)          (6,799)
     Interest income                              689         --           --            --          (283)   (D)             406
     Other                                        546         --           --            --                                  546
                                           ----------    -------    ---------    ----------    ----------            -----------
                                               (3,095)        --           --           (44)       (2,708)                (5,847)
                                           ----------    -------    ---------    ----------    ----------            -----------

INCOME (LOSS) BEFORE INCOME TAXES              20,134       (740)       1,442         5,310        (5,342)                20,804
INCOME TAXES                                    7,609         --           --         2,047        (1,655)   (E)           8,001
                                           ----------    -------    ---------    ----------    ----------            -----------

NET INCOME (LOSS)                          $   12,525    $  (740)   $   1,442    $    3,263    $   (3,687)           $    12,803
                                           ==========    =======    =========    ==========    ==========            ===========


EARNINGS PER SHARE:
     Basic                                 $     0.96                                                                $      0.97
                                           ==========                                                                ===========

     Diluted                               $     0.83                                                                $      0.85
                                           ==========                                                                ===========

AVERAGE SHARES OUTSTANDING:
     Basic                                 13,082,663                                              61,148     (F)     13,143,811
     Diluted                               15,069,419                                              36,668     (F)     15,106,087


See accompanying notes.


(1) This Statement reflects the historical gross drilling contract revenues, direct operating expenses, and depreciation directly related to the assets acquired for the period from January 1, 1997 to January 27, 1997.

(2) This Statement reflects the historical revenues and direct and indirect operating expenses directly related to the assets acquired (excluding depreciation) for the period from January 1, 1997 to April 11, 1997.

                                UTI ENERGY CORP.
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


Adjustments to March 31, 1998 Pro Forma Condensed Consolidated Balance Sheet (Unaudited).

     (A) Cash paid in connection with the Peterson acquisition including $1.5 million pursuant to non-compete agreements with the former officers.

     (B) Adjustment to revalue Peterson assets based upon allocation of the purchase price.

     (C) Non-compete agreements with the former officers of Peterson to be amortized over the three year term of the agreement.

     (D)  Accrued estimated transaction costs.

     (E) Deferred taxes provided for the difference between the book basis and the tax basis of acquired property and equipment.

     (F)  Purchase accounting elimination of Peterson equity.

Adjustments to Pro Forma Condensed Consolidated Statement of Income (Unaudited) for the three months ended March 31, 1998.

     (A) Adjust depreciation and amortization expense based upon the restated value of equipment, goodwill and the non-compete agreements.

     (B) Adjust interest income based on lower available cash balances due to Peterson acquisition.

     (C) Adjust income tax expense (benefit) at marginal rate, less tax effect of non-deductible goodwill amortization.

Adjustments to Pro Forma Condensed Consolidated Statement of Income (Unaudited) for the year ended December 31, 1997.

     (A) Reclassify certain costs and expenses related to Quarles selling activities to conform to the Company's presentation.

     (B) Adjust depreciation and amortization expense based upon the restated value of property and equipment, goodwill and non-compete agreements. The adjustment amount related to Quarles, Southland and Peterson was $61,000, $630,000 and $2,003,000, respectively.

     (C) Increase interest expense resulting from the Quarles, Southland and Peterson acquisition debt by $56,000, $1,021,000 and $1,348,000, respectively.

     (D) Adjust interest income based on lower available cash balances due to Peterson acquisition.

     (E) Adjust income tax expense (benefit) at marginal rate, less tax effect of non-deductible goodwill amortization.

     (F) The shares of Common Stock issued to Quarles effective January 27, 1997, have been included in the average common shares outstanding for the Company at December 31, 1997. The shares issued reflected in the Pro Forma Condensed Consolidated Statement of Income assume the shares were issued effective January 1, 1997.